Exhibit 10.44

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED EXCHANGE AND STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EXCHANGE AND STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of [__], 2016, by and among Turning Point Brands, Inc. (f/k/a North Atlantic Holding Company, Inc.), a Delaware corporation (the “Company”), North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”), the Persons executing this Amendment on the signature pages hereto and all other persons who are “Stockholders” under the Exchange and Stockholders’ Agreement dated as of June 25, 1997, as amended by the Amended and Restated Exchange and Stockholders’ Agreement dated as of February 9, 2004 (the “Stockholders’ Agreement”), or otherwise bound by the provisions thereof (such Persons, together with any Person who may hereafter become a stockholder party hereto as provided herein being referred to collectively as the “Stockholders” and, individually, as a “Stockholder”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stockholders’ Agreement.

W I T N E S S E T H

WHEREAS, the Company intends to effect an initial public offering (the “IPO”) of its common stock (the “Common Stock”), pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission;

WHEREAS, in furtherance of the IPO, the Company intends to enter into an underwriting agreement with one or more underwriters (the “Underwriting Agreement”);

WHEREAS, pursuant to Section 8.2 of the Stockholders’ Agreement, Stockholders holding more than 65% of the total number of shares of the Common Stock held by all Stockholders (“Majority Stockholders”) may amend the Stockholders’ Agreement and such amendment shall be binding on all Stockholders and the Company; and

WHEREAS, in furtherance of the IPO, the Majority Stockholders wish to amend the Stockholders’ Agreement to, among other things, delete certain provisions with respect to registration rights for the Common Stock and provide for the termination of the Stockholders’ Agreement upon the closing of the IPO.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the Stockholders’ Agreement is hereby amended as follows:

1.	Registration Rights. Immediately prior to the execution of the Underwriting Agreement, Section 5.3 of the Stockholders’ Agreement shall be deleted in its entirety and shall be of no further force and effect.

2.	Restricted Period. Immediately prior to the execution of the Underwriting Agreement, a new Section 3.3 of the Stockholders’ Agreement shall be inserted at the end of Article 3 as follows:

“3.3 Restricted Period. During the “Restricted Period” (as hereinafter defined), no Stockholder may, either directly or indirectly:

(a)	Transfer any Shares held by such Stockholder immediately prior to the execution of the Underwriting Agreement (the “Restricted Securities”); for the avoidance of doubt, if any Shares are acquired by such Stockholder after the execution of the Underwriting Agreement in any open-market transaction, such shares shall not be deemed a “Restricted Security” hereunder;

(b)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise; or

(c)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities (it being understood that the foregoing shall not prohibit any Stockholder from making any such disclosure to such Stockholder’s existing or potential shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, and their respective shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, in each case on a confidential basis).

As used herein, “Restricted Period” means the period commencing on the date of the Underwriting Agreement and ending on the day preceding the day that is six months after the closing of the IPO; provided, however, the Restricted Period shall terminate immediately prior to the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all holders of Shares having the right to exchange their Shares for cash, securities or other property.

Nothing in this Section 3.3 shall prevent the establishment by any Stockholder of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that no sales of the Company’s share capital shall be made pursuant to such a Plan prior to the expiration of the Restricted Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the U.S. Securities and Exchange Commission or any other regulatory authority shall be required or shall be made voluntarily by such Stockholder, the Company or any other person, prior to the expiration of the Restricted Period.

Also notwithstanding the foregoing limitations, (i) any Stockholder may Transfer any or all of its Restricted Securities provided that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement and (ii) any Stockholder may exercise any Company stock options, including the transfer to the Company of the Shares underlying such options solely to pay the exercise price or any withholding taxes in connection with the exercise thereof on a “cashless” or net settlement basis (it being understood that such purchased Shares, after giving effect to the “cashless” or net settlement exercise of options shall not be deemed to be “Restricted Securities”).”

3.	Additional Definitions. Immediately prior to the execution of the Underwriting Agreement, Article 7 of the Stockholders’ Agreement shall be amended by adding to the applicable place thereto in alphabetical order each of the following definitions:

““IPO” shall mean the initial public offering of the common stock of the Company pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission.

“Plan” shall have the meaning set forth in Section 3.3.

“Restricted Period” shall have the meaning set forth in Section 3.3.

“Restricted Securities” shall have the meaning set forth in Section 3.3(a).

“Underwriting Agreement” shall mean an underwriting agreement entered into by the Company and one or more underwriters in furtherance of the IPO.”

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4.	Termination. Upon the closing of the IPO, Sections 1.1, 2.1, 2.2, 4.1, 4.2, 4.3, 4.4, 4.5, 5.1, 5.2 and 6.1 of the Stockholders’ Agreement shall terminate and be of no further force and effect, and neither the Stockholders nor the Company shall have any further rights, obligations or duties thereunder. Upon the expiration of the Restricted Period, the Stockholders’ Agreement shall terminate in its entirety and be of no further force and effect, and neither the Stockholders nor the Company shall have any further rights, obligations or duties thereunder. Notwithstanding anything to the contrary contained herein, the provisions of this Section 4 shall not relieve the Company or any Stockholder from liability relating to any breach of the Stockholders’ Agreement occurring prior to such full or partial termination.

5.	Amendment. This Amendment shall not be altered, modified or changed except by an amendment approved in writing by the Company and the Majority Stockholders. Any modification or amendment to this Amendment made in accordance with this Section 5 shall be binding on all Stockholders and the Company.

6.	Effect of Amendment. Except as amended by this Amendment, the Stockholders’ Agreement remains in full force and effect in accordance with its terms.

7.	Counterparts. This Amendment may be executed in several counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Amended and Restated Exchange and Stockholders’ Agreement to be duly executed as of the date first written above.

COMPANY:

TURNING POINT BRANDS, INC.

By:
	Name:	Mark Stegeman
	Title:	Chief Financial Officer

NORTH ATLANTIC TRADING COMPANY, INC.

By:
	Name:	Mark Stegeman
	Title:	Chief Financial Officer

HELMS MANAGEMENT CORP.

By:
	Name:	Thomas F. Helms, Jr.
	Title:	President

P STANDARD GENERAL LTD.

By:
Name:
Title:

STANDARD GENERAL FOCUS FUND L.P.

By:
Name:
Title:

[Signature Page to Amendment No.1 to

Amended and Restated Exchange and Stockholders’ Agreement]

FORT GEORGE INVESTMENTS LLC

By:
Name:
Title:

STANDARD GENERAL MASTER FUND L.P.

By:
Name:
Title:

BRIAN HARRISS

LAWRENCE WEXLER

JAMES DOBBINS

[Signature Page to Amendment No.1 to

Amended and Restated Exchange and Stockholders’ Agreement]